UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 577-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On December 27, 2017, Eloxx Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission (the “SEC”). This Amendment No. 1 (this “Amendment”) is being filed to (i) amend Item 5.03 of the Initial 8-K to correct the effective date of the amended and restated bylaws of the Company from December 20, 2017, to the correct date of December 19, 2017 and (ii) amend the cover page of the Initial 8-K to correct the “Date of Report (Date of earliest event reported)” from December 26, 2017, to December 19, 2017.

Any information required to be set forth in the Initial 8-K which is not being amended pursuant to this Amendment, including all exhibits to the Initial 8-K, is hereby incorporated by reference. Except as set forth herein, no modifications have been made to information contained in the Initial 8-K, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Initial 8-K. Accordingly, this Amendment should be read in conjunction with the Initial 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The first paragraph under Item 5.03 of the Initial 8-K shall be amended and restated to say the following:

On December 19, 2017, following the consummation of the previously announced merger of Eloxx Pharmaceuticals Ltd., an Israeli company (“Eloxx”) and Sevion Sub Ltd., an Israeli company and a wholly-owned subsidiary of the Company (f/k/a Sevion Therapeutics, Inc.), with Eloxx surviving the merger as a wholly-owned subsidiary of the Company, the bylaws of the Company were amended and restated in their entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: March 8, 2018	By:	/s/ Gregory Weaver
Gregory Weaver Chief Financial Officer